Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of La Jolla Pharmaceutical Company of our reports dated February 22, 2018, relating to the consolidated financial statements and the effectiveness internal control over financial reporting of La Jolla Pharmaceutical Company, appearing in the Annual Report on Form 10-K of La Jolla Pharmaceutical Company for the year ended December 31, 2017.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/ SQUAR MILNER LLP

San Diego California
October 15, 2018